CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-140068) of Artificial Life, Inc. of our report dated February 9, 2009, on the consolidated financial statements as of December 31, 2008 and 2007, and for each of the years in the two-year period ended December 31, 2008, which appears on page F-1 of this annual report on Form 10-K for the year ended December 31, 2008.

/s/ GHP Horwath, P.C.

Denver, Colorado

February 9, 2009